PROJECT ReLAP (CONFIDENTIAL)

Valuation Discussion

DRAFT – For Discussion Purposes Only

PROJECT ReLAP (CONFIDENTIAL)

Hypothetical Analysis that an Advisor might provide a SC

RANGE OF PER SHARE EQUITY VALUES

Comparable Companies

EV / Current EBITDA

EV / Projected EBITDA

Price / Current Earnings

Price / Projected Earnings

M&A Methods

EV / Current EBITDA

EV / Projected EBITDA

Price / Current Earnings

Price / Projected Earnings

Going Private Premiums Paid

2003 YTD—All Transactions

2002—All Transactions

2003 YTD—Control Buyers

2002—Control Buyers

DCF

LBO

Acquiror Pricing Model

100% Equity

50% / 50% Debt & Equity

100% Debt

$10.0 $12.0 $14.0 $16.0 $18.0 $20.0 $22.0 $24.0 $26.0

DRAFT – For Discussion Purposes Only

PROJECT ReLAP (CONFIDENTIAL)

VMC Rebuttal to SC Advisor’s Hypothetical Analysis

RANGE OF PER SHARE EQUITY VALUES

Comparable Companies

EV / Current EBITDA

EV / Projected EBITDA

Price / Current Earnings

Price / Projected Earnings

M&A Methods

EV / Current EBITDA

EV / Projected EBITDA

Price / Current Earnings

Price / Projected Earnings

Going Private Premiums Paid

2003 YTD—All Transactions

2002—All Transactions

2003 YTD—Control Buyers

2002—Control Buyers

DCF

LBO

Acquiror Pricing Model

100% Equity

50% / 50% Debt & Equity

100% Debt

$10.0 $12.0 $14.0 $16.0 $18.0 $20.0 $22.0

DRAFT – For Discussion Purposes Only

PROJECT ReLAP (CONFIDENTIAL)

What Overlap exists at Today’s Stock Price?

A Typical SC Viewpoint

Seller’s range may likely be based heavily on premium

Seller may want to apply premium to cash

Seller’s initial range for desired outcome based Advisor’s initial analysis

After negotiations, Seller’s range likely to be lower (given today’s price and agreement on no premium on cash)

Buyer’s Viewpoint

No premium on Cash

Lower growth – lower value

Smaller size – lower value

Continued problems at Watercraft

Some overlap may exist today

DRAFT – For Discussion Purposes Only